Exhibit 10.6

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, EXCHANGED, HYPOTHECATED OR TRANSFERRED IN ANY MANNER EXCEPT PURSUANT TO A REGISTRATION OR AN EXEMPTION FROM SUCH REGISTRATION.

PURCHASE WARRANT

Issued to:

[            ]

Exercisable to Purchase

500,000 Shares of Common Stock

of

DYNTEK, INC.

Void after October 26, 2015

This is to certify that, in exchange for the Warrantholder’s commitment to purchase one or more of the Company’s Secured Promissory Notes, due December 31, 2006, in the original aggregate principal amount of up to $1,250,000, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the terms and conditions set forth below, the Warrantholder is entitled to purchase, and the Company promises and agrees to sell and issue to the Warrantholder, at any time on or after October 26, 2005 (the “Effective Date”), pursuant to Section 2 hereof, up to 500,000 shares of the Company’s Common Stock at the Exercise Price.

This Warrant certificate is issued subject to the following terms and conditions:

1.             Definitions of Certain Terms.  Except as may be otherwise clearly required by the context, the following terms have the following meanings:

(a)           “Adjustment Threshold” will initially be the greater of $0.10 per share or the price per Share at which the Common Stock is sold in the Rights Offering, subject to adjustment from time to time pursuant to Section 3(c) of this Agreement.  If the Company has not completed or does not complete the Rights Offering, the Adjustment Threshold will be $0.10 per share, subject to adjustment as provided herein.

(b)           “Common Stock” means the common stock, $0.0001 par value, of the Company.

(c)           “Company” means DynTek, Inc., a Delaware corporation.

(d)           “Effective Date” has the meaning set forth in the preamble to this Agreement.

(e)           “Exercise Period” means the period of time commencing on the Effective Date and ending at 5 p.m. Pacific Time on the tenth anniversary of the date on which the Warrant is first exercisable.

(f)            “Exercise Price” means the price at which the Warrantholder may purchase one Share upon exercise of Warrants as determined from time to time pursuant to the provisions hereof.  The initial Exercise Price will be the greater of $0.10 per Share or the price per Share at which the Common Stock is sold in the Rights Offering.  If the Company has not completed or does not complete the Rights Offering, the Exercise Price will be $0.10 per share, subject to adjustment as provided herein.

(g)           “Rights Offering” means a proposed rights offering pursuant to which the Company will distribute pro rata to the record holders of its Common Stock non-transferable rights to subscribe for and purchase shares of Common Stock.

(h)           “Securities Act” means the Securities Act of 1933, as amended.

(i)            “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j)            “Share” or “Shares” refers to one or more shares of Common Stock issuable on exercise of the Warrant.

(k)           “Warrant” means the warrant evidenced by this certificate or any certificate obtained upon transfer or partial exercise of the Warrant evidenced by any such certificate.

(l)            “Warrants” means all warrants issued pursuant to the Note and Warrant Purchase Agreement by and among the Warrantholders and the Company.

(m)          “Warrantholder” means a record holder of the Warrant or Shares.  The initial Warrantholder is set forth on the cover page of this Warrant.

2.             Exercise of Warrants.  All or any part of the Warrant may be exercised during the Exercise Period by surrendering the Warrant, together with appropriate instructions, duly executed by the Warrantholder or by its duly authorized attorney, and delivery of payment in full by the Warrantholder, in lawful money of the United States, of the Exercise Price payable with respect to the Shares being purchased at the office of the Company, 19700 Fairchild Road, Suite 230, Irvine, California 92612, Attention: Chief Financial Officer, or at such other office or agency as the Company may designate.  The date on which such instructions and the Exercise Price are received by the Company shall be the date of exercise.  Upon receipt of notice of exercise and the Exercise Price, the Company shall immediately instruct its transfer agent to prepare certificates for the Shares to be received by the Warrantholder and shall use commercially reasonable efforts to cause such certificates to be prepared and delivered to the Warrantholder in accordance with the Warrantholder’s instructions within three business days after the date of exercise.  If the Warrantholder shall provide the Company with an opinion of counsel to the effect that the legend set forth on the face of this Warrant is not required, such certificates shall not bear a legend with respect to the Securities Act.

If fewer than all the Shares purchasable under the Warrant are purchased, the Company will, upon such partial exercise, execute and deliver to the Warrantholder a new Warrant certificate (dated the date hereof), in form and tenor similar to this Warrant certificate, evidencing that portion of the Warrant not exercised.  The Shares to be obtained on exercise of the Warrant will be deemed to have been issued, and any person exercising the Warrants will be deemed to have become a holder of record of those Shares, as of the date of the payment of the Exercise Price.

3.             Adjustments in Certain Events.  The number, class, and price of the Shares for which this Warrant is exercisable are subject to adjustment from time to time upon the happening of certain events as follows:

(a)           If the outstanding shares of the Company’s Common Stock are divided into a greater number of shares, the Company sells or issues shares of Common Stock (other than Excluded Stock) in the Rights Offering or a dividend in stock is paid on the Common Stock, the number of Shares for which the Warrant is then exercisable will be proportionately increased and the Exercise Price will be proportionately reduced; and, conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, the number of Shares for which the Warrant is then exercisable will be proportionately reduced and the Exercise Price will be proportionately increased.  The increases and reductions provided for in this subsection 3(a) will be made with the intent and, as nearly as practicable, the effect that neither the percentage of the total equity of the Company obtainable on exercise of the Warrants nor the price payable for such percentage upon such exercise will be affected by any event described in this subsection 3(a).

(b)           In case of any change in the Common Stock through merger, consolidation, reclassification, reorganization, partial or complete liquidation, purchase of substantially all the assets of the Company, or other change in the capital structure of the Company, then, as a condition of such change, lawful and adequate provision will be made so that the holder of this Warrant will have the right thereafter to receive upon the exercise of the Warrant the kind and amount of shares of stock or other securities or property to which he would have been entitled if, immediately prior to such event, he had held the number of Shares obtainable upon the exercise of the Warrant.  In any such case, appropriate adjustment will be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Warrantholder, to the end that the provisions set forth herein will thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrant.  The Company will not permit any change in its capital structure to occur unless the issuer of the shares of stock or other securities to be received by the holder of this Warrant, if not the Company, agrees to be bound by and comply with the provisions of this Warrant.

(c)           Subsequent to the effective date, if the Company shall sell or issue shares of Common Stock (other than Excluded Stock, as defined hereinafter, or shares issued pursuant to the Rights Offering) for a consideration per share less than the Adjustment Threshold, then, upon such sale or issuance, the Exercise Price shall be adjusted so that the Exercise Price shall equal the price determined by dividing the aggregate amount of consideration, if any, received, or to be received, by the Company upon such issuance or sale by the number of shares sold, issued or issuable.  Upon any adjustment of the Exercise Price pursuant to this Section 3(c), the adjusted Exercise Price shall be the Adjustment Threshold with respect to future issuances by the Company after any such adjustment.

(i)            For purposes of this Section 3(c), the consideration received by the Company for the issue of any shares of Common Stock shall be computed as follows:

(A)          insofar as it consists of cash, at the aggregate amount of cash received by the Company before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with such issuance;

(B)           insofar as it consists of property other than cash, at the fair market value thereof at the time of such issue, as determined in good faith by the Company’s Board of Directors; and

(C)           in the event that it consists of consideration covering both cash and property, aggregate value of all such consideration so received, computed as provided in clauses (A) and (B) above, as reasonably determined in good faith by the Company’s independent auditors.

(ii)           For purposes of this Section 3(c), “Excluded Stock” shall mean (A) all shares issuable upon the exercise or conversion of currently outstanding warrants, options, other rights to purchase Common Stock and convertible securities outstanding as of the Effective Date, (B) all shares issued or issuable pursuant to any incentive plan or arrangement approved by the Board of Directors for the benefit of the Company’s employees, officers, directors or consultants or others with important business relationships with the Company; provided that the number of shares issued or issuable to officers and directors of the Company who are reporting persons under Section 16 of the Securities Exchange Act under this subsection and after the Effective Date shall not exceed the number of shares equal to five percent (5%) of the fully diluted outstanding shares of Common Stock of the Company, calculated using the treasury stock method immediately prior to the issuance of such shares of Common Stock, in the aggregate, subject to adjustment for subdivisions and combinations and net of any repurchases of such shares or cancellations or expirations of rights to purchase, and; provided further, that said limitation shall not apply if the transaction is unanimously approved by the Board of Directors of the Company if a member of the Board of Directors has been nominated by [                      ]

(iii)          In the event of any change in the Exercise Price as a result of the issuance of such rights, warrants or options or such convertible securities, the Exercise Price shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such rights, warrants or options or the conversion of such securities.

(iv)          Upon the expiration of any such rights, warrants or options or the termination of any such rights or convertible securities, the Exercise Price, to the extent in any way affected by or computed using such rights, warrants or options or convertible securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock actually issued upon the exercise of such rights, warrants or options or upon the conversion of such securities.

(d)           For purposes of this Section 3, the sale or issuance by the Company of rights, warrants or options to purchase Common Stock or securities convertible into Common Stock shall be deemed to be the sale or issuance of shares of Common Stock (in which event the subsequent exercise thereof shall not be deemed to be a separate sale or issuance for purposes of this Section 3), and the consideration therefor shall consist of the consideration received by the Company upon issuance of such rights, warrants, options or convertible securities plus any consideration to be received upon the exercise or conversion thereof.

(e)           When any adjustment is required to be made in the number of Shares or other securities or property purchasable upon exercise of the Warrant, the Company will promptly determine the new number of such Shares or other securities or property purchasable upon exercise of the Warrant and (i) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the new number of such Shares or other securities or property purchasable upon exercise of the Warrant and (ii) cause a copy of such statement to be mailed to the Warrantholder within thirty (30) days after the date of the event giving rise to the adjustment.

(f)            No fractional shares of Common Stock or other securities will be issued in connection with the exercise of the Warrant, but the Company will pay, in lieu of fractional shares, a cash payment therefor on the basis of the mean between the bid and asked prices of the Common Stock in the over the counter market or the closing price on a national securities exchange or Nasdaq on the day immediately prior to exercise.

(g)           If securities of the Company or securities of any subsidiary of the Company are distributed pro rata to holders of Common Stock (other than Shares issued pursuant to the Rights Offering), such number of such securities will be distributed to the Warrantholder or his assignee upon exercise of this Warrant as the Warrantholder or assignee would have been entitled to if the portion of the Warrant evidenced by this Warrant certificate had been exercised prior to the record date for such distribution.  The provisions with respect to adjustment of the Common Stock provided in this Section 3 will also apply to the securities to which the Warrantholder or his assignee is entitled under this subsection 3(g).

(h)           In the event (i) the Company establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution or (ii) there occurs any change in the Common Stock through merger, consolidation, reclassification, reorganization, partial or complete liquidation, purchase of substantially all of the assets of the Company or other change in the capital structure of the Company, the Company shall give to the holder hereof a notice specifying (a) the date of such record date for the purpose of such dividend or distribution and a description of such dividend or distribution, (b) the date on which any such merger, consolidation, reclassification, reorganization, sale, liquidation or other change in the capital structure of the Company is expected to become effective, and (c) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such merger, consolidation, reclassification, reorganization, sale, liquidation or other change in the capital structure of the Company.  Such written notice shall be given to the holder of this Warrant at least ten (10) days prior to the date specified in such notice on which any such action is to be taken.

4.             Mandatory Registration.

(a)           No later than fifteen days after the mailing of the Rights Offering materials to holders of the Company’s Common Stock, the Company shall file with the Securities and Exchange Commission a Registration Statement on Form S-3 meeting the requirements of the Securities Act registering (i) all Shares which may be acquired upon the exercise of the Warrants and (ii) all shares of Common Stock to be issued pursuant to the Rights Offering.  If Form S-3 is not available to the Company at that time, then the Company will file a Registration Statement on such form as is then available to effect a registration with the Securities and Exchange Commission.  The Company shall use its best efforts to have the Registration Statement declared effective within 90 days after it is filed.

(b)           Within fifteen days following the earliest of (i) February 26, 2005, if the Company has not consummated the Rights Offering by such date; (ii) the date the Company determines it is unable to register the Warrants on the same Registration Statement with which the shares issued pursuant to the Rights Offering will be registered; or (ii) the date the Company abandons the Rights Offering, the Company shall file a Registration Statement, on Form S-3 or such other form as the Company is eligible to file, with the Securities and Exchange Commission registering all Warrants.  The Company shall use its best efforts to have the Registration Statement declared effective within 90 days after it is filed.

(c)           Once the Registration Statement is declared effective by the SEC, the Company will cause the Registration Statement to remain effective under Rule 415 of the Securities Act until the earlier of (i) the date all Warrants are exercised and converted into Shares or (ii) the expiration of the Exercise Period.

5.             Reservation of Shares.  The Company agrees that the number of shares of Common Stock or other securities sufficient to provide for the exercise of the Warrant upon the basis set forth above will at all times during the term of the Warrant be reserved for exercise.  If at any time the Company does not have a sufficient number of shares of Common Stock or other securities authorized to provide for the exercise of the Warrant, the Company shall take such actions as may be reasonably necessary to increase the number of authorized shares of Common Stock or other securities to provide for exercise of the Warrant.

6.             Validity of Shares.  All Shares or other securities delivered upon the exercise of the Warrant will be duly and validly issued in accordance with their terms, and, in the case of capital stock, will, when issued and delivered in accordance with their terms against payment therefor as provided in the Warrant, be fully paid and nonassessable, and the Company will pay all documentary and transfer taxes, if any, in respect of the original issuance thereof upon exercise of the Warrant.

7.             Transfer.  This Warrant may be freely sold, transferred, assigned or hypothecated by the Warrantholder.  The Warrant may be divided or combined, upon request to the Company by the Warrantholder, into a certificate or certificates evidencing the same aggregate number of Warrants.

8.             No Rights as a Stockholder.  Except as otherwise provided herein, the Warrantholder will not, by virtue of ownership of the Warrant, be entitled to any rights of a stockholder of the Company but will, upon written request to the Company, be entitled to receive such quarterly or annual reports as the Company distributes to its stockholders.

9.             Notice.  Any notices required or permitted to be given under the terms of this Warrant must be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and will be effective five (5) days after being placed in the mail, if mailed by regular U.S. mail, or upon receipt, if delivered personally, by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party.  The addresses for such communications are:

If to the Company:

Chief Financial Officer

DynTek, Inc.

19700 Fairchild Road, Suite 230

Irvine, California 92612

Fax     (949) 955-0086

If to a Warrantholder:  to the address set forth immediately below the Warrantholder’s name on the signature pages hereto.

Each party will provide written notice to the other parties of any change in its address.

10.           Governing Law; Jurisdiction; Jury Trial Waiver.  This Warrant will be governed by and interpreted in accordance with the laws of the State of California without regard to the principles of conflict of laws.  The parties hereto hereby submit to the exclusive jurisdiction of the United States federal and state courts located in the County of Orange, State of California with respect to any dispute arising under this Warrant. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT THAT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH.

11.           Entire Agreement.  This Warrant, the exhibits and schedules hereto, and the documents referred to herein, constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof.

12.           Waiver; Consent.  This Warrant may not be changed, amended, terminated, augmented, rescinded or discharged (other than by performance), in whole or in part, except by a writing executed by the parties hereto, and no waiver of any of the provisions or conditions of this Warrant or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have consented thereto.  Any amendment or waiver signed by Warrantholders holding Warrants to purchase a majority of all of the Shares issuable upon exercise of the Warrants then outstanding shall be binding upon all Warrantholders.

13.           No Impairment.  The Company will not, by amendment of its Certificate of Incorporation, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder of this Warrant against dilution or other impairment.

14.           Remedies.  The Company stipulates that the remedies at law of the Warrantholder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not adequate and may be enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

15.           Severability.  If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and the balance shall be enforceable in accordance with its terms.

[SIGNATURES ON FOLLOWING PAGE]

[SIGNATURE PAGE TO PURCHASE WARRANT]

IN WITNESS WHEREOF, the parties hereto have executed this Warrant effective as of the date set forth below.

Dated as of October , 2005

DYNTEK, INC.

By:
Its:

Agreed and Accepted as of October , 2005

[ ]

By:
Its:

NOTICE OF EXERCISE

To:          DYNTEK, INC.

The undersigned hereby elects to purchase                     shares of Common Stock (the “Shares”) of DynTek, Inc., a Delaware corporation (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price pursuant to the terms of the Warrant.

Please issue certificates representing the Common Stock purchased hereunder in the names and in the denominations indicated below.

Please issue a new Warrant for the unexercised portion of the attached Warrant, if any, in the name of the undersigned.

Dated:

No. Warrant Shares:	Name:

Print Name of
Stockholder:	Title: